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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-58799) pertaining to the Penford Corporation 1994 Stock Option Plan and to the incorporation by reference in the Registration Statement (Form S-8, No. 33-88946) pertaining to the Penford Corporation Savings and Stock Ownership Plan of our report dated October 8, 1999, with respect to the consolidated financial statements of Penford Corporation included in the Annual Report (Form 10-K) for the year ended August 31, 1999.

Seattle, Washington
November 19, 1999                                              ERNST & YOUNG LLP



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